UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 1, 2010
NATIONWIDE HEALTH PROPERTIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-9028 (Commission File Number)	95-3997619 (IRS Employer Identification No.)

610 Newport Center Drive, Suite 1150 Newport Beach, California (Address of Principal Executive Offices)	92660 (ZIP Code)
(949) 718-4400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     In February 2008, Nationwide Health Properties, Inc., a Maryland corporation (“NHP”), entered into an agreement (the “Contribution Agreement”) with Pacific Medical Buildings LLC, a California limited liability company (“Pac Med”), and certain of its affiliates, to acquire up to 18 medical office buildings. In 2008, NHP acquired interests in ten of the 18 properties. All except one of the ten properties was acquired through NHP/PMB L.P., a limited partnership, for which a subsidiary of NHP acts as general partner (“NHP/PMB”). As a result of a failure to satisfy certain closing conditions, six properties were subsequently eliminated from the Contribution Agreement, including the Pomerado Outpatient Pavilion in Poway, California (the “Pomerado Property”), and the Mercy Gilbert Medical Plaza in Gilbert, Arizona (the “Gilbert Property”).
     Effective as of February 1, 2010, NHP entered into an amendment to the Contribution Agreement (the “Amendment”), that rescinded the prior termination of the Pomerado Property from the Contribution Agreement. As of that same date, NHP/PMB acquired the Pomerado Property for an aggregate purchase price of $74,048,816, consisting of cash, and the issuance of 301,599 units of limited partnership interest in NHP/PMB.
     Effective as of February 1, 2010, NHP entered into a limited liability company agreement and a contribution agreement with PMB Gilbert LLC. Under these agreements, NHP and PMB Gilbert LLC formed a limited liability company (the “Gilbert JV”) to acquire the Gilbert Property. PMB Gilbert LLC contributed the Gilbert Property to the Gilbert JV, and NHP contributed $6.3 million in cash. In addition, NHP agreed to loan the Gilbert JV up to $8.8 million as project financing, including $6.8 million that was disbursed initially. NHP owns a 71.17% interest in the Gilbert JV. Pursuant to a contribution agreement dated as of February 1, 2010, among NHP, NHP/PMB, Pac Med and PMB Gilbert LLC, NHP/PMB may in the future acquire the Gilbert JV if certain conditions are met.
     Dr. Jeffrey Rush, a director of NHP, is the Chairman of Pac Med, and owns an interest in Pac Med. In addition, Dr. Rush and certain of his family members own interests, directly and indirectly through partnerships and trusts, in the entity that contributed the Pomerado Property to NHP/PMB, and in PMB Gilbert LLC.
     Effective as of February 1, 2010, NHP and NHP/PMB amended and restated their Pipeline Property Agreement, dated April 1, 2008, with PMB LLC and PMB Real Estate Services LLC. Under this agreement, NHP/PMB has the option to acquire medical office buildings developed in the future through a joint venture between NHP and PMB LLC. The changes to the agreement obligate NHP to provide or arrange financing for approved developments and provide NHP with improved terms, including preferred returns, a reduction in PMB LLC’s promote interest and acquisition pricing determined at the time of acquisition rather than at the pre-development stage.
     Effective as of February 1, 2010, NHP entered into the Third Amendment to the Amended and Restated Agreement of Limited Partnership of NHP/PMB (the “Third Amendment”). The Third Amendment modifies certain defined terms and provisions relating to the allocation of net income and authorizes NHP/PMB’s potential acquisition of Pac Med-affiliated properties pursuant to agreements other than the Contribution Agreement.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Twelfth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of February 1, 2010, by and among NHP, NHP/PMB, PMB, and certain of PMB’s affiliates

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE HEALTH PROPERTIES, INC.
Date: February 5, 2010	By:	/s/ Abdo H. Khoury
		Name:	Abdo H. Khoury
		Title:	Executive Vice President and Chief Financial & Portfolio Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Twelfth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of February 1, 2010, by and among NHP, NHP/PMB, PMB, and certain of PMB’s affiliates